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                                                                    EXHIBIT 99.4

                            PARKER DRILLING COMPANY
   OFFER FOR ALL OUTSTANDING SENIOR FLOATING RATE NOTES DUE 2010 IN EXCHANGE FOR SENIOR FLOATING RATE NOTES DUE 2010 WHICH HAVE BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE PROSPECTUS
                             DATED           , 2004

THE EXCHANGE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON                     , 2004, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE
DISCRETION (THE "EXPIRATION DATE"). TENDERS OF PRIVATE NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                          , 2004

To Our Clients:

     Enclosed for your consideration is a Prospectus dated                     ,
2004 (the "Prospectus") and the related Letter of Transmittal and instructions thereto (the "Letter of Transmittal") in connection with the Offer of Parker Drilling Company (the "Company") to exchange an aggregate principal amount of up to $150,000,000 of its Senior Floating Rate Notes due 2010 (the "Exchange Notes") for a like principal amount of its issued and outstanding Senior Floating Rate Notes due 2010 (the "Private Notes") upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (the Letter of Transmittal, and together with the Prospectus, the "Exchange Offer"). Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Prospectus.

     WE ARE THE REGISTERED HOLDER OF PRIVATE NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH PRIVATE NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER PRIVATE NOTES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender any or all such Private Notes held by us for your account pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. WE URGE YOU TO READ THE PROSPECTUS AND THE LETTER OF TRANSMITTAL CAREFULLY BEFORE INSTRUCTING US TO TENDER YOUR PRIVATE NOTES.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Private Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON                     , 2004, UNLESS EXTENDED OR EARLIER
TERMINATED. Private Notes tendered pursuant to the Exchange Offer may be withdrawn only under the circumstances described in the Prospectus and the Letter of Transmittal.

     Your attention is directed to the following:

     1. The Exchange Offer is for the entire aggregate principal amount of outstanding Private Notes.

     2. Consummation of the Exchange Offer is conditioned upon the terms and conditions set forth in the Prospectus under the captions "The Exchange
Offer -- Terms of The Exchange Offer" and "The Exchange Offer -- Conditions."

     3. Tendering Holders may withdraw their tender at any time until 5:00 P.M., New York City time, on the Expiration Date.

     4. Any transfer taxes incident to the transfer of Private Notes from the tendering Holder to the Company will be paid by the Company, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

     5. The Exchange Offer is not being made to, nor will the surrender of Private Notes for exchange be accepted from or on behalf of, Holders of Private Notes in any jurisdiction in which the Exchange Offer or acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.
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     6. The acceptance for exchange of Private Notes validly tendered and not withdrawn and the issuance of Exchange Notes will be made as soon as practicable after the Expiration Date.

     7. The Company expressly reserves the right, in its reasonable discretion and in accordance with applicable law, (i) to delay accepting any Private Notes,
(ii) to terminate the Exchange Offer and not accept any Private Notes for exchange if it determines that any of the conditions to the Exchange Offer, as set forth in the Prospectus, have not occurred or been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Private Notes tendered in the Exchange Offer other than those Private Notes properly withdrawn, or (iv) to waive any condition or to amend the terms of the Exchange Offer in any manner. In the event of any extension, delay, non-acceptance, termination, waiver or amendment, the Company will as promptly as practicable give oral or written notice of the action to the Exchange Agent and make a public announcement of such action. In the case of an extension, such announcement will be made no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

     8. Consummation of the Exchange Offer may have adverse consequences to Holders of Private Notes not tendering such Private Notes pursuant to the Exchange Offer, including that the reduced amount of outstanding Private Notes as a result of the Exchange Offer may adversely affect the trading market, liquidity and market price of the Private Notes.

     If you wish to have us tender any or all of the Private Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

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                   INSTRUCTIONS REGARDING THE EXCHANGE OFFER
                              WITH RESPECT TO THE
              $150,000,000 OF SENIOR FLOATING RATE NOTES DUE 2010
                               ("PRIVATE NOTES")

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed documents referred to therein relating to the Exchange Offer of Parker Drilling Company with respect to the Private Notes.

     This will instruct you whether to tender the principal amount of Private Notes indicated below held by you for the account of the undersigned pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal. (check box as applicable)

Box 1 [ ]  Please tender the Private Notes held by you for my account, as indicated below.

Box 2 [ ]  Please do not tender any Private Notes held by you for my account.

Date: ________, 2004
                                                       ----------------------------------------------
                                                       SIGNATURE(S)*
Principal Amount of Private Notes to be Tendered:

$
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(MUST BE IN THE PRINCIPAL AMOUNT OF $1,000 OR
      AN INTEGRAL MULTIPLE THEREOF)

                                                      -------------------------------------------------

                                                      -------------------------------------------------
                                                                PLEASE PRINT NAME(S) HERE


                                                      -------------------------------------------------

                                                      -------------------------------------------------

                                                      -------------------------------------------------
                                                               PLEASE TYPE OR PRINT ADDRESS


                                                      -------------------------------------------------
                                                              AREA CODE AND TELEPHONE NUMBER


                                                      -------------------------------------------------
                                                      TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER


                                                      -------------------------------------------------
                                                                MY ACCOUNT NUMBER WITH YOU

* UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL ORIGINAL NOTES OF SUCH BENEFICIAL OWNER(S).

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